Exhibit 10.11

CONFIDENTIAL

Memorandum of Understanding Regarding Non-Competition Agreement

This memorandum of understanding (“MOU”) dated as of June 30, 2009 sets forth the mutual, preliminary understanding of Spansion Inc. (“Spansion”) and Fujitsu Microelectronics Limited (“FML”) with respect to the possible amendment of the Amended and Restated Non-Competition Agreement dated as of December 21, 2005 (“Agreement”). All capitalized terms used but not defined in this MOU shall have the meanings assigned to such terms in the Agreement.

1.	Discussion on possible amendment to the Agreement. Spansion and FML will discuss in good faith the possible amendment or early termination of the Agreement depending on possible reorganization or any other change in Spansion and/or its Affiliates (including Spansion Japan) or their business.

2.	Requisite approvals and other conditions. Except for this Section any terms in this MOU are not binding unless incorporated in an amendment of the Agreement duly executed by and among Spansion and FML and approved by the Boards of Directors of each party, and, as necessary, the Delaware bankruptcy court.

IN WITNESS WHEREOF, the parties have duly executed the MOU as of the date first written above.

Fujitsu Microelectronics Limited

By	/s/ Makoto Goto

Name:	Makoto Goto

SPANSION INC.

By	/s/ John Kispert

Name:	John Kispert

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